UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2019

Performance Food Group Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia		23238
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 484-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PFGC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Election

On November 26, 2019, the Board of Directors (the “Board”) of Performance Food Group Company (the “Company”) appointed Barbara J. Beck, Matthew C. Flanigan and David V. Singer to the Board, effective immediately, to serve until the Company’s 2020 annual meeting of stockholders and until the election and qualification of his or her successors or until his or her earlier resignation or removal. The Board has determined that Ms. Beck and Messrs. Flanigan and Singer each qualifies as an independent director under the corporate governance standards of the New York Stock Exchange, the Company’s Corporate Governance Guidelines and the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Ms. Beck (59) has served as advisor to American Securities, the private equity owner of Learning Care Group, Inc. (“Learning Care Group”), a leading for-profit early education and child-care provider in North America, since July 2019. Ms. Beck also serves on the Executive Council of American Securities. Ms. Beck joined Learning Care Group in 2011 as Chief Executive Officer and served as the Chief Executive Officer of Learning Care Group until July 2019. Prior to joining Learning Care Group, Ms. Beck spent nine years as an executive of Manpower Inc., a world leader in the employment services industry. From 2006 to 2011, Ms. Beck was President of Manpower’s EMEA operations, overseeing Europe (excluding France), the Middle East and Africa. She previously served as Executive Vice President of Manpower’s U.S. and Canada business unit from 2002 to 2005. Prior to joining Manpower, Ms. Beck was an executive of Sprint, a global communications company, serving in various operating and leadership roles for 15 years. Ms. Beck currently serves on the board of directors of Ecolab Inc. The Board appointed Ms. Beck to serve on the Company’s Compensation and Human Resources Committee and Technology Committee, effective November 26, 2019.

Mr. Flanigan (57) served as Chief Financial Officer of Leggett & Platt, Incorporated (“Leggett & Platt”) from 2003 to May 2019. He previously served Leggett & Platt as Executive Vice President from 2013 to May 2019, Senior Vice President from 2005 to 2013, Vice President from 2003 to 2005, Vice President and President of the Office Furniture Components Group from 1999 to 2003, and in various capacities since 1997. Mr. Flanigan currently serves on the board of directors of Jack Henry & Associates, Inc., as the Lead Director. The Board appointed Mr. Flanigan to serve as Chairperson of the Company’s Audit Committee and as a member of the Technology Committee, effective November 26, 2019.

Mr. Singer (64) was the Chief Executive Officer of Snyder’s-Lance, Inc., a leading snack food company, from 2010 to 2013 and President and Chief Executive Officer of Lance, Inc. from 2005 to 2010. He previously was Executive Vice President and Chief Financial Officer of Coca-Cola Bottling Company Consolidated from 2001 to 2005. He currently serves on the board of directors of Brunswick Corporation, Flowers Foods, Inc., Hanesbrands, Inc. and SPX Flow, Inc. The Board appointed Mr. Singer to serve on the Company’s Nominating and Corporate Governance Committee and Compensation and Human Resources Committee, effective November 26, 2019.

The compensation of each of Ms. Beck and Messrs. Flanigan and Singer for his or her services as a non-employee director will be consistent with that of the Company’s other non-employee directors. The cash portion of his or her compensation will be prorated from the date of his or her appointment.

Other than the standard compensation arrangement described above, there is no arrangement or understanding between Ms. Beck and Messrs. Flanigan and Singer and any other person pursuant to which he or she was selected as a director. Ms. Beck and Messrs. Flanigan and Singer do not have any direct or indirect material interest in any transaction in which the Company is a participant that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On November 26, 2019, the Company issued a press release announcing the appointment of Ms. Beck and Messrs. Flanigan and Singer to the Board. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release of Performance Food Group Company

104	Cover page Interactive Data File (embedded within Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: November 26, 2019	By:	/s/ A. Brent King
	Name:	A. Brent King
	Title:	Senior Vice President, General Counsel and Secretary